UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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INTELLI-CHECK, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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INTELLI-CHECK, INC.
246 Crossways Park West
Woodbury, New York 11797

To the Shareholders of
INTELLI-CHECK, INC.

Re:  2007 Annual Shareholders Meeting

Dear Shareholder:

You are cordially invited to attend Intelli-Check’s 2007 Annual Shareholders Meeting. We will hold the meeting on Monday June 4, 2007, at the American Stock Exchange, 86 Trinity Place, New York, New York 10006. The meeting will begin promptly at 11:00 a.m., Eastern Standard Time. Please plan to arrive a few minutes before the meeting. You will be asked to show photo identification & sign in at the security desk upon entering the building.

The formal notice of the meeting follows on the next page. No admission tickets or other credentials are required unless you hold your shares in street name. If you hold your shares in street name, please follow the directions given in the Proxy Statement.

We will have some of our directors and officers available before and after the meeting to speak with you. During the meeting, we will answer your questions about our business affairs and will consider the matters explained in the Notice and Proxy Statement that follow.

Please vote, sign and return the enclosed Proxy Card as soon as possible, whether or not you plan to attend the meeting. Your vote is important.

Sincerely,

/s/ Frank Mandelbaum
Frank Mandelbaum
Chairman of the Board

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 4, 2007

To the Shareholders of
INTELLI-CHECK, INC.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of INTELLI-CHECK, INC. (the "Company"), a Delaware corporation, will be held at the American Stock Exchange, 86 Trinity Place, New York, New York 10006, on Monday, June 4, 2007, at 11:00 a.m., local time, for the following purposes:

1.	To elect three directors to serve for a three-year term or until their respective successors have been duly elected and qualified;

2.	To ratify the appointment of Amper, Politziner and Mattia, P.C. as our independent public accountants for the 2007 fiscal year; and

3.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on May 2, 2007 as the record date for the meeting and only record holders of shares of the Company’s Common Stock at that time will be entitled to notice of and to vote at the Annual Meeting of Shareholders or any adjournment or adjournments thereof. This proxy statement and the accompanying proxy will be mailed on or about May 10, 2007.

By order of the Board of Directors,

/s/ Peter J. Mundy
Peter J. Mundy
Vice President of Finance
Chief Financial Officer, Treasurer and Secretary
Woodbury, New York
May 10, 2007

IMPORTANT
IF YOU CANNOT PERSONALLY ATTEND THE MEETING, IT IS
REQUESTED THAT YOU INDICATE YOUR VOTE ON THE ISSUES
INCLUDED ON THE ENCLOSED PROXY AND DATE, SIGN AND MAIL
IT IN THE ENCLOSED SELF-ADDRESSED ENVELOPE WHICH
REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES

INTELLI-CHECK, INC.
246 Crossways Park West
Woodbury, New York 11797

________________________________________________________

P R O X Y  S T A T E M E N T

for

ANNUAL MEETING OF SHAREHOLDERS

to be held Monday, June 4, 2007

________________________________________________________

SOLICITATION OF PROXY

The accompanying proxy is solicited on behalf of the Board of Directors of Intelli-Check, Inc. (the “Company”), for use at the annual meeting of shareholders of the Company (the “Annual Meeting”) to be held on Monday, June 4, 2007 at the American Stock Exchange, 86 Trinity Place, New York, New York 10006 at 11:00 a.m., local time. This proxy statement contains information about the matters to be considered at the meeting or any adjournments or postponements of the meeting. In addition to mail, proxies may be solicited by personal interview, telephone or telegraph by our officers and regular employees, without additional compensation. We will bear the cost of solicitation of proxies. Brokerage houses, banks and other custodians, nominees and fiduciaries will be reimbursed for out-of-pocket and reasonable expenses incurred in forwarding proxies and proxy statements. The Board of Directors has set May 2, 2007 as the record date (the “Record Date”) to determine those holders of record of common stock, par value $.001 (“Common Stock”) who are entitled to notice of, and to vote at the Annual Meeting. On or about May 10, 2007, the Company’s 2006 Annual Report, including financial statements, this Proxy Statement and the proxy card (the “Proxy Card” or “Proxy”) are being mailed to stockholders of record as of the close of business on May 2, 2007.

ABOUT THE MEETING

What is being considered at the meeting?

You will be voting on the following:
•	the election of three directors, each to serve for a three year term ;
•	the ratification of the appointment of Amper, Politziner and Mattia, P.C., as our independent registered public accountant firm.

Who is entitled to vote at the meeting?

  You may vote if you owned common stock as of the close of business on May 2, 2007. Each share of common stock is entitled to one vote.

How many votes must be present to hold the meeting?

Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by mail. In order for us to conduct our meeting, a majority of the combined voting power of our common stock as of May 2, 2007 must be present at the meeting. This is referred to as a quorum. We believe that on May 2, 2007, there will be 12,227,778 outstanding shares of common stock entitled to vote.

How do I vote?

You can vote in two ways:
•	by attending the meeting in person; or
•	by completing, signing and returning the enclosed proxy card.

Can I change my mind after I submit my proxy?

Yes, you may change your mind at any time before a vote is taken at the meeting. You can do this by (1) signing another proxy with a later date and submitting it in the same manner as the prior proxy was submitted, (2) if you hold your shares in your name, voting again at the meeting, or (3) if you hold your shares in street name, arranging with your broker to vote your shares at the annual meeting.

What if I return my proxy card but do not include voting instructions?

Proxies that are signed and returned but do not include voting instructions will be voted FOR the election of the nominated directors and FOR the approval of the appointment of our independent public accountants.

What does it mean if I receive more than one proxy card?

It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Continental Sock Transfer and Trust Company. The transfer agent’s telephone number is (212) 509-4000.

Will my shares be voted if I do not provide my proxy?

If you hold your shares directly in your own name, they will not be voted if you do not provide a proxy. Your shares may be voted under certain circumstances if they are held in the name of a brokerage firm. Brokerage firms generally have the authority to vote customers’ unvoted shares on certain “routine” matters, including the election of directors and the ratification or approval of the appointment of independent public accountants. When a brokerage firm votes its customer’s unvoted shares, these shares are counted for purposes of establishing a quorum. At our meeting, these shares will be counted as voted by the brokerage firm in the election of directors and the approval of the appointment of our independent public accountants.

What vote is required to approve each item?

The affirmative vote of a plurality of the votes cast at the annual meeting is required for approval of the election of directors and the affirmative vote of a majority of the votes cast is required for the ratification of the appointment of our independent public accountants.

Do we currently have, or do we intend to submit for stockholder approval, any anti-takeover device?

Our Certificate of Incorporation, By-Laws and other corporate documents do not contain any provisions that contain material anti-takeover aspects except for our classified board of directors. We have no plans or proposals to submit any other amendments to the Certificate of Incorporation or By-Laws or other measures in the future that have anti-takeover effects.

Proposal No. 1

ELECTION OF DIRECTORS

Our Board of Directors is a classified board with each class of directors being elected each year for a term of three years. Unless specified to be voted otherwise, the persons named in the accompanying proxy will vote for the election of the following persons as directors, all of whom are presently members of the Board of Directors, to hold office for the terms set forth below or until their respective successors have been elected and qualified. Each proxy will be voted for the nominees named below. The nominees have consented to serve as directors if elected. The board of directors recommends that you elect the three nominees identified below.

		Position with the Company	Director	New Board
Name	Age	and Principal Occupation	Since	Term Expires

Frank Mandelbaum	73	Chairman, Chief Executive Officer and Director	1999	June 2010
Ashok Rao	57	Vice Chairman and Director	2004	June 2010
John E. Maxwell	52	Director	2005	June 2010

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information with respect to each director and executive officer as of April 6, 2007:

		Position with the Company	Held Office	Current Board
Name	Age	and Principal Occupation	Since	Term Expires

Frank Mandelbaum	73	Chairman, Chief Executive Officer and Director	1996	2007
Russell T. Embry	43	Senior Vice President and Chief Technology Officer	2001	N/A
Todd Liebman	33	Senior Vice President Marketing and Chief Operating Officer	2004	N/A
Peter J. Mundy	50	Vice President Finance, Chief Financial Officer, Treasurer and Secretary	2007	N/A
Ashok Rao	57	Vice Chairman and Director	2004	2007
Jeffrey Levy	64	Director	1999	2009
John E. Maxwell	53	Director	2005	2007
Arthur L. Money	67	Director	2003	2008
Guy L. Smith	58	Director	2005	2008
Edwin Winiarz	49	Director	1999	2008

Business Experience

Frank Mandelbaum has served as our Chairman of the Board and Chief Executive Officer since July 1, 1996. He also served as Chief Financial Officer until September 1999 and interim Chief Financial Officer from January 22, 2007 until March 26, 2007. From January 1995 through May 1997 Mr. Mandelbaum served as a consultant providing strategic and financial advice to Pharmerica, Inc. (formerly Capstone Pharmacy Services, Inc.), a publicly held company. Prior to January 1995, Mr. Mandelbaum was Chairman of the Board, Chief Executive Officer and Chief Financial Officer of Pharmerica, Inc. From July 1994 through December 1995, Mr. Mandelbaum served as Director and Chairman of the Audit and Compensation Committees of Medical Technology Systems, Inc., also a publicly held company. From November 1991 through January 1995, Mr. Mandelbaum served as Director of the Council of Nursing Home Suppliers, a Washington, D.C. based lobbying organization. From 1974 to date, Mr. Mandelbaum has been Chairman of the Board and President of J.R.D. Sales, Inc., a privately held financial consulting company. As required by his Understanding of Employment, Mr. Mandelbaum devotes substantially all his business time and attention to our business.

Russell T. Embry was appointed Senior Vice President and Chief Technology Officer in July 2001 and has been Vice President, Information Technology, since July 1999. From January 1998 to July 1999, Mr. Embry was Lead Software Engineer with RTS Wireless. From April 1995 to January 1998, he served as Principal Engineer at GEC-Marconi Hazeltine Corporation. From August 1994 through April 1995, he was a staff software engineer at Periphonics Corporation. From September 1989 to August 1994, Mr. Embry served as Senior Software Engineer at MESC/Nav-Com. From July 1985 through September 1989, he was a software engineer at Grumman Aerospace. Mr. Embry holds a B.S. in Computer Science from Stony Brook and an M.S. in Computer Science from Polytechnic University, Farmingdale.

Todd Liebman joined Intelli-Check, Inc. in December 2004 as its Senior Vice President of Marketing and Operations. Prior to joining Intelli-Check, Mr. Liebman served as President of Quick Kiosk, a Kinetics Company, LLC (QK), a self-service solution provider focused on the quick serve restaurant market industry from October 2000 to December 2004.  In September 2004, Mr. Liebman completed the sale of QK to NCR Corporation (NYSE:NCR). Prior to founding QK, Mr. Liebman served as Director of Business Development of Trex Communications Corporation (TrexCom), a telecommunications start-up focused on satellite communications systems and multi-media interactive response systems, which was sold to L-3 Communications, Inc. in February 2000. TrexCom grew from a start-up in 1997 to $50 million in revenues and profitability in less than two years.  Prior to joining Trex Communications, Mr. Liebman was Associate Director, Business Development for Thermo Electron Corporation (NYSE:TMO), a $4 billion conglomerate and parent company of Trex Communications.  From 1996 to 1997, he worked as a Management Consultant at EMI Strategic Marketing, a strategic consulting firm.  Mr. Liebman received his Bachelor's of Science in Management from Tulane University's A.B. Freeman School of Business.  Mr. Liebman has also participated in an Executive Education program at the University of Pennsylvania's Wharton School of Business.

Peter J. Mundy joined Intelli-Check, Inc. on March 26, 2007 as its Vice President of Finance, Chief Financial Officer, Secretary and Treasurer.  Prior to joining Intelli-Check, Mr. Mundy spent over 24 years at Sentry Technology Corporation, a publicly held company in the electronic security industry, and its predecessors. From February 2001 until December 2006, Mr. Mundy was Vice President of Finance, Chief Financial Officer, Secretary and Treasurer of Sentry Technology Corporation. From December 1994 through February 2001, Mr. Mundy was Vice President of Finance, Chief Financial Officer, Secretary and Treasurer of Knogo North America Inc.  Prior thereto, Mr. Mundy served as an officer of Knogo Corporation where he was Vice President - Corporate Controller from May 1994 and, prior to such time, Corporate Controller and Controller since 1982. Mr. Mundy was a supervisor with the accounting firm of Ernst & Whinney (predecessor to Ernst & Young).  Mr. Mundy received his BBA in accounting from Adelphi University and is a certified public accountant.

Ashok Rao was appointed a director in December 2004 and Vice Chairman in January 2005. Mr. Rao is currently an angel investor in numerous high-tech start-ups as well as the producer of motion pictures. Mr. Rao was CEO of Prime Wave Communications, a broadband wireless access technology subsidiary of L3 from 2000 to 2003. Previously, he was the founder and chief executive officer of TrexCom. He was instrumental in the sale of TrexCom to L3 in 2000. Mr. Rao holds a bachelor’s degree in mechanical engineering from the Indian Institute of Technology, New Delhi, a master’s degree in systems engineering from Marquette University, and a diploma in Financial Management from the London School of Economics. Mr. Rao is also a trustee of numerous charitable organizations.

Jeffrey Levy was elected a director in December 1999.  He has been, since January 1997, President and Chief Executive Officer of LeaseLinc, Inc., a third-party equipment leasing company and lease brokerage. Prior to 1997, Mr. Levy served as President and Chief Executive Officer of American Land Cycle, Inc. and Goose Creek Land Cycle, LLC, arboreal waste recycling companies and before that as Chief Operating Officer of ICC Technologies, Inc. and AWK Consulting Engineers, Inc.  Mr. Levy has had a distinguished career as a fighter pilot in the United States Air Force from which he retired as a colonel in 1988.  He also serves as President and CEO of Virginia College Parents, Inc. and is a board member or appointee in several other non-profit organizations and commissions including Mothers Against Drunk Driving, the International Institute on Alcohol Awareness, the Washington Regional Alcohol Program, Security on Campus, Inc., Virginia Attorney General's Task Force on Drinking by College Students and Virginia Crime Commission Task Force on Campus Security. Mr. Levy holds a BS degree in International Relations from the United States Air Force Academy, a graduate degree in Economics from the University of Stockholm and an MBA from Marymount University.

John E. (Jay) Maxwell was appointed a director in September 2005.  Mr. Maxwell has been the President & CEO of Clerus Solutions LLC, a firm dedicated to assisting the states and federal government with implementing secure identification as called for in the 9/11 Commission Report, since January 2006.  From May 2002 to August 2005, he was the Senior Vice President of Technology and the Chief Information Officer (CIO) of the American Association of Motor Vehicle Administrators (AAMVA).  At AAMVA, he was responsible for all of the information systems developed, implemented and operated by the association.  Mr. Maxwell also had the responsibility to direct AAMVA’s development of Driver License and ID Card Specifications intended to fight driver license and ID fraud and abuse.  Prior to that, from 1997 to May 2002, he was the President and Chief Operating Officer of AAMVAnet, Inc., a subsidiary of AAMVA.  Before joining AAMVA in July 1989, Mr. Maxwell spent 11 years with the U.S. Department of Transportation, working for the Federal Highway Administration and the National Highway Traffic Safety Administration developing information systems to improve highway safety.

Arthur L. Money was elected a director in February 2003. The Honorable Arthur L. Money was sworn in as Assistant Secretary of Defense for Command, Control, Communications and Intelligence by the Senate in 1999 and served in that position until 2001 and was also the Chief Information Officer for the Department of Defense from 1998 until 2001. Prior to that he served as the Senior Civilian Official, Office of the Assistant Secretary of Defense, from 1998 to 1999 and was earlier confirmed by the Senate as Assistant Secretary of the Air Force for Research, Development and Acquisition and served as Chief Information Officer, from 1996 to 1998. Mr. Money currently serves as a member of the Board of Directors of Terremark Worldwide, Inc. (AMEX: TWW) an international company specializing in network and telecommunications services and Intevac, Inc. (NASDAQ: IVAC) a manufacturer of capital equipment for hard disk media manufacturing. He also serves on the advisory board of several corporations including the Boeing Company (NYSE: BA) and Northrop Grumman (NYSE: NOC) and has been recognized for his vision, leadership and commitment to excellence in systems and process re-engineering. Mr. Money holds a Master of Science Degree in Mechanical Engineering from the University of Santa Clara (Calif.) and a Bachelor of Science Degree in Mechanical Engineering from San Jose (Calif.) State University. He also currently serves on several U.S. Government Boards and Panels such as the FBI Science & Technology Advisory Board (Chairman), the NSA Advisory Board (Chairman), the Defense Science Board and the US Navy “DSAP” Special Advisory Panel. Prior to his government service, he had a distinguished business career having served as President of ESL Inc., a subsidiary of TRW, Inc., from 1990 to 1994 prior to its consolidation with TRW’s Avionics and Surveillance Group where he served as Vice President and Deputy General Manager of the Group from 1995 to 1996.

Guy L. Smith was elected a director in June 2005. Mr. Smith has been the Executive Vice President of Diageo, the world’s leading premium drinks company, since 2000 and is responsible for Corporate Relations and Marketing Public Relations. At Diageo, Mr. Smith’s responsibilities include overseeing the corporation’s civic and social responsibility efforts in North America, including the Diageo Marketing Code. The Code governs the company’s social responsibility activities with regard to the marketing and sale of alcoholic beverages and the company’s undertakings to reduce underage access and abuse of alcohol. From 1998 - 1999, prior to joining Diageo, Mr. Smith was Special Advisor to President Clinton on The White House staff, where he served on the impeachment defense team. Mr. Smith also served as an informal strategic communications advisor to President Clinton from the beginning of the Clinton Administration. From 1999 to 2000, Mr. Smith was associated with The Hawthorn Group, a Washington-based public affairs firm, as well as with his own firm, Smith Worldwide Inc., from 1994 to 1996, which focused on reputation and crisis management. He was Chief Operating Officer of Hill & Knowlton International Public Relations, from 1992 to 1993, where he consulted with the firm's largest consumer product, technology, and legal clients. Prior to that Mr. Smith was Vice President-Corporate Affairs, the senior public affairs and public relations officer, for Philip Morris Companies Inc. from 1975 to 1992. During his 17 years with Philip Morris, Mr. Smith led the Corporate Affairs departments of the Miller Brewing Company and The Seven-Up Company, both then Philip Morris operating companies. Mr. Smith began his career as a reporter and assistant city editor for The Knoxville Journal. He is currently chairman of the Barrier Island Trust, an environmental protection organization and sits on the Board of Advisors of Mount Vernon, George Washington’s home outside Washington, DC. Mr. Smith also serves as an Honorary Battalion Chief of the Fire Department of New York.

Edwin Winiarz has been a director since August 1999. Currently, Mr. Winiarz is the Chief Financial Officer of Alliance Building Services, a privately held building services company. He was Executive Vice President, Treasurer and Chief Financial Officer of Intelli-Check, Inc. from September 7, 1999 through January 21, 2007.  From July 1994 until August 1999, Mr. Winiarz was Treasurer and Chief Financial Officer of Triangle Service Inc., a privately held national service company. From November 1990 through July 1994, Mr. Winiarz served as Vice President Finance/Controller of Pharmerica, Inc. (formerly Capstone Pharmacy Services, Inc.). From March 1986 until November 1990, Mr. Winiarz was a manager with the accounting firm of Laventhal & Horwath. Mr. Winiarz is a certified public accountant and holds an MBA in management information systems from Pace University.

Directors generally serve for staggered terms of three (3) years and hold office until the next annual meeting of stockholders following the conclusion of their term and the election and qualification of their successors. Executive officers are elected by and serve at the discretion of the board of directors.

Compliance with Section 16(a) of the Exchange Act

The Securities and Exchange Commission has adopted rules relating to the filing of ownership reports under Section 16 (a) of the Securities Exchange Act of 1934. One such rule requires disclosure of filings, which under the Commission’s rules, are not deemed to be timely. During the review of Forms 4, it was determined that Mr. Mandelbaum failed to file a timely report concerning the exercise of 25,000 stock options on January 3, 2006; however, such failure was remedied by the reporting of this transaction on February 1, 2006. All other transactions were reported in a timely fashion.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

During the fiscal year ended December 31, 2006, the Board of Directors held seven meetings, the audit committee held five meetings, the Corporate Governance and Nominating Committee held four meeting and the Compensation Committee held four meetings. All of the directors attended at least 75% of the aggregate of all Board meetings and meetings of committees on which they served. The Board of Directors has determined that Messrs. Levy, Maxwell, Money, Rao and Smith, are each independent directors as defined in Section 121(A) of the American Stock Exchange’s listing standards. The Company does not have a written policy relating to attendance by members of the board of directors at annual shareholder meetings. However, it is communicated and understood by all directors that they are required to attend barring any unforeseen circumstance. All directors attended last year’s annual shareholder meeting.

Compensation Committee

The Board of Directors has established a Compensation Committee which is currently comprised of Mr. Money, chairperson, Mr. Levy and Mr. Maxwell, each of whom is independent as defined in Section 121(A) of the American Stock Exchange’s listing standards. The Compensation Committee has adopted a written charter. The charter sets forth responsibilities, authority and specific duties of the Compensation Committee. A copy of the Compensation Committee charter is attached hereto as Exhibit A. The Compensation Committee reviews and recommends to the board the compensation for the CEO and non-employee directors of our Company and reviews the CEO’s recommendations for all other corporate officers. It also reviews the general policy relating to compensation and benefits for all employees. The Compensation Committee has been designated by the Board of Directors to administer the stock option and equity incentive plans of the Company.

Corporate Governance and Nominating Committee

The Board of Directors has established a Corporate Governance and Nominating Committee, which is comprised of Mr. Levy, chairperson, Mr. Money and Mr. Smith, each of whom is independent as defined in Section 121(A) of the American Stock Exchange’s listing standards. The Corporate Governance and Nominating Committee has adopted a written charter, a copy of which was attached to the Company’s proxy statement for its 2006 Annual Meeting of Stockholders. The charter sets forth responsibilities, authority and specific duties of the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee reviews our internal policies and procedures and by-laws. With respect to nominating director candidates, this committee identifies and evaluates potential director candidates and recommends candidates for appointment or election to the Board.

The Corporate Governance and Nominating Committee may consider those factors it deems appropriate in evaluating director nominees, including judgment, skill, diversity, strength of character, experience with businesses and organizations comparable in size or scope to the Company, experience and skill relative to other board members, and specialized knowledge or experience. Depending upon the current needs of our Board of Directors, certain factors may be considered more than others by the Committee in making its recommendation. In considering candidates for our Board of Directors, the Corporate Governance and Nominating Committee will evaluate the entirety of each candidate’s credentials and, other than the eligibility requirements established by the Corporate Governance and Nominating Committee, will not have any specific minimum qualifications that must be met by a nominee. The Corporate Governance and Nominating Committee will consider candidates for the Board from any reasonable source, including current board members, shareholders, professional search firms or other persons. The Corporate Governance and Nominating Committee will not evaluate candidates differently based on who has made the recommendation.

Although we do not currently have a formal policy or procedure for stockholder recommendations of director candidates, the Board of Directors welcomes such recommendations and will consider candidates recommended by stockholders. Because we do not prohibit or restrict such recommendations, we have not implemented a formal policy with respect to stockholder recommendations.

Audit Committee

The Board of Directors has a separately designated Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, which is currently comprised of Mr. Rao, chairperson, Mr. Maxwell and Mr. Smith. The members of the Audit Committee are independent as defined in Section 121(A) of the American Stock Exchange’s listing standards. The Audit Committee recommends to the board of directors the annual engagement of a firm of independent accountants and reviews with the independent accountants the scope and results of audits, our internal accounting controls and audit practices and professional services rendered to us by our independent accountants. The Audit Committee has adopted a written charter, a copy of which was attached to the Company’s proxy statement for its 2006 Annual Meeting of Stockholders. The charter sets forth the responsibilities, authority and specific duties of the Audit Committee.

The Board of Directors has determined that it has at least one audit committee financial expert serving on our audit committee. Mr. Rao, who holds a diploma in Financial Management from the London School of Economics, is an “audit committee financial expert” and is an independent member of the board of directors.

Audit Committee Report

The following shall not be deemed to be “soliciting material” or to be “filed” with the Commission nor shall such information be incorporated by reference into any future filing of Intelli-Check under the Securities Act of 1933 or the Securities and Exchange Act of 1934.

With respect to the audit of the fiscal year ended December 31, 2006, and as required by its written charter which sets forth its responsibilities and duties, the Audit Committee has reviewed and discussed the Company’s audited financial statements with management.

In the course of its review, we have discussed with Amper, Politziner & Mattia, P.C., Intelli-Check, Inc.’s Independent Registered Public Accounting Firm, those matters required to be discussed by Statement on Accounting Standards No. 61, as amended, “Communication with Audit Committees,” by the Auditing Standards Board of the American Institute of Certified Public Accountants.

We have received and discussed with Amper, Politziner & Mattia, P.C. the written disclosures required by Independence Standards Board Standard No. 1, as amended, “Independence Discussions with Audit Committees.” These disclosures relate to the firm’s independence from Intelli-Check, Inc.

Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2006.

Audit Committee:	Ashok Rao (Chair)
John E. Maxwell
Guy L. Smith

Acquisition Committee

The Board of Directors has established an Acquisition Committee comprised of Mr. Rao, chairperson, Mr. Mandelbaum and Mr. Winiarz. The Acquisition Committee recommends to the board of directors opportunities within the Corporation’s area of strategic development for merger and/or acquisition which may enhance shareholder value.

Process for Sending Communications to the Board of Directors

Shareholders that wish to communicate with the Board of Directors are welcome to put their comments in writing addressed to the Company’s Investor Relations Representative, Peter J. Mundy. Such communications may be sent to the Company’s corporate headquarters located at 246 Crossways Park West, Woodbury, NY 11797. Upon receipt, Mr. Mundy will distribute the correspondence to the directors. All communications received will be provided to the directors specified in the communication.

PRINCIPAL SHAREHOLDERS

The following table sets forth, as of April 27, 2007, certain information regarding beneficial ownership of Intelli-Check’s common stock by each person who is known by us to beneficially own more than 5% of our common stock. The table also identifies the stock ownership of each of our directors, each of our officers, and all directors and officers as a group. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the shares indicated. Unless otherwise indicated, the address for each of the named individuals is c/o Intelli-Check, Inc., 246 Crossways Park West, Woodbury, NY 11797-2015.

Shares of common stock which an individual or group has a right to acquire within 60 days pursuant to the exercise or conversion of options, warrants or other similar convertible or derivative securities are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

The applicable percentage of ownership is based on 12,227,778 shares outstanding as of April 27, 2007.

Name	Shares Beneficially Owned	Percent
Frank Mandelbaum (1)	1,514,880	11.54
Edwin Winiarz (2)	225,000	1.80
Todd Liebman (3)	250,000	2.00
Russell T. Embry (4)	40,000	*
Jeffrey Levy (5)	100,750	*
Arthur L. Money (6)	148,262	1.20
John E. Maxwell (7)	49,350	*
Guy L. Smith (8)	82,807	*
Ashok Rao (9)	150,122	1.21
Todd Cohen (10)	615,850	5.02
All Executive Officers & Directors as a group (9 persons) (11)	2,561,171	18.06

* Indicates beneficial ownership of less than one percent of the total outstanding common stock.

(1)
Includes 921,599 shares issuable upon exercise of stock options and rights exercisable within 60 days. Does not include 5,500 shares and 530 rights held by Mr. Mandelbaum’s wife, for which Mr. Mandelbaum disclaims beneficial ownership

(2)	Includes 225,000 shares issuable upon exercise of stock options exercisable within 60 days.

(3)	Includes 250,000 shares issuable upon exercise of stock options exercisable within 60 days.

(4)	Includes 40,000 shares issuable upon exercise of stock options exercisable within 60 days.

(5)	Includes 98,350 shares issuable upon exercise of stock options exercisable within 60 days.

(6)	Includes 146,800 shares issuable upon exercise of stock options exercisable within 60 days.

(7)	Includes 49,350 shares issuable upon exercise of stock options exercisable within 60 days.

(8)	Includes 81,850 shares issuable upon exercise of stock options exercisable within 60 days.

(9)	Includes 148,500 shares issuable upon exercise of stock options exercisable within 60 days.

(10)	Includes 44,950 rights and 4,000 warrants which are exercisable within 60 days. The address is PO Box 20054, Huntington Station, NY 11746.

(11)	Includes 1,961,449 shares issuable upon exercise of stock options and rights exercisable within 60 days.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS
Overview

This compensation discussion describes the material elements of compensation awarded to, earned by, or paid to each of our executive officers who served as named executive officers during the last completed fiscal year. This compensation discussion focuses on the information contained in the following tables and related footnotes and narrative for primarily the last completed fiscal year, but we also describe compensation actions taken before or after the last completed fiscal year to the extent it enhances the understanding of our executive compensation disclosure.

The Compensation Committee currently oversees the design and administration of our executive compensation program and compensation for the Board of Directors.

The principal elements of our executive compensation program are base salary, annual cash incentives, long-term equity incentives in the form of stock options and other benefits. Our other benefits consist of reimbursed business travel and entertainment expenses, a vehicle allowance, health insurance benefits, vacation and sick pay and a qualified 401(k) savings plan. Our philosophy is to position the aggregate of these elements at a level that is commensurate with our size and performance.

Compensation Program Objectives and Philosophy

In General.    The objectives of our compensation programs are to:

•	attract, motivate and retain talented and dedicated executive officers,

•	provide our executive officers with both cash and equity incentives to further our interests and those of our stockholders, and

•	provide employees with long-term incentives so we can retain them and provide stability during our growth stage.

Generally, the compensation of our executive officers is composed of a base salary, an annual incentive compensation award and equity awards in the form of stock options. In setting base salaries, the Compensation Committee generally reviewed the individual contributions of the particular executive. The annual incentive compensation awards for 2006 and 2007 are and will be discretionary awards determined by the Compensation Committee based on expected Company performance. No annual incentive compensation has been paid to executive officers in the last three years. In addition, stock options are granted to provide the opportunity for long-term compensation based upon the performance of our common stock over time.

Intelli-Check generally intends to qualify executive compensation for deductibility without limitation under Section 162(m) of the Internal Revenue Code. Section 162(m) provides that, for purposes of the regular income tax and the alternative minimum tax, the otherwise allowable deduction for compensation paid or accrued with respect to a covered employee of a publicly-held corporation (other than certain exempt performance-based compensation) is limited to no more than $1.0 million per year. We do not expect that the non-exempt compensation to be paid to any of our executive officers for fiscal 2007 as calculated for purposes of Section 162(m) will exceed the $1.0 million limit.

Competitive Market.    We define our competitive market for executive talent and investment capital to be the technology and business services industries. To date, we have not engaged in the benchmarking of executive compensation but we may choose to do so in the future.

Compensation Process.    For each of our named executive officers, the Compensation Committee reviews and approves all elements of compensation, taking into consideration recommendations from our CEO (for compensation other than his own), as well as competitive market guidance. Based upon its review, the Compensation Committee approves salaries for executive officers. The Compensation Committee sets the salary level of each executive officer on a case by case basis, taking into account the individual’s level of responsibilities and performance. All executive officer salaries are reviewed on an annual basis. Salary changes for executives are based primarily on their performance in supporting the strategic initiatives of the Chief Executive Officer, economic and competitive factors, meeting individual goals and objectives set by the Chief Executive Officer, and improving the operating efficiency of our company. Also, where applicable, changes in the duties and responsibilities of each other executive officer may be considered in deciding on changes in annual salary. For 2006, the aggregate of the compensation paid to our Chief Executive Officer and other executive officers was 60% cash and 40% non-cash option awards.

Executive Officer Bonuses. The Compensation Committee has made a significant portion of executive officer compensation contingent upon Intelli-Check’s performance and each individual’s contribution to Intelli-Check’s success. For 2006, the Board of Directors approved a bonus plan for executives and employees which consisted of a bonus pool of up to $200,000 had the Company’s results of operations exceeded the approved 2006 budget by that amount. Intelli-Check did not meet this threshold during 2006 and, therefore, the Compensation Committee did not authorize payment of bonuses for 2006. For 2007, the Board of Directors has authorized a bonus pool for the executive officers and employees not to exceed $200,000, provided that Intelli-Check’s financial results exceed its approved budget for 2007 by that amount.

Stock Option Grants. The Compensation Committee currently administers Intelli-Check’s stock option and equity incentive plans for executive officers, employees, consultants and outside directors. Under the plans, the Compensation Committee grants options to purchase Common Stock with an exercise price equal to the fair market value of the Common Stock on the date of grant. The Compensation Committee believes that providing stock options to the executive officers, who are responsible for Intelli-Check’s management and growth, gives them an opportunity to own Intelli-Check stock and better aligns their interests with the interests of the stockholders. It also promotes retention of the officers because of the vesting provisions of the option grants and the potential for stock price appreciation.

For these reasons, the Compensation Committee considers stock options as an important element of compensation when it reviews executive officer compensation. At its discretion, the Compensation Committee also grants options based on individual and corporate achievements.

Normally, the Chief Executive Officer makes a recommendation to the Committee for awards to be made to executive officers other than the Chief Executive Officer. The Committee approves grants made to the CEO and other executive officers and, in certain cases, recommends grants for approval by the entire Board. The Compensation Committee determines the number of shares underlying each stock option grant based upon the executive officer’s and Intelli-Check’s performance, the executive officer’s role and responsibilities at Intelli-Check and the executive officer’s base salary. Effective November 7, 2006, the Board enacted a new policy regarding all future stock option grants. Such policy requires that all future stock option issuances will be granted on the third Thursday of each month after they have been approved and that each such issuance will have a strike price per share equal to the closing price of the Corporation’s common stock on such day.

Chief Executive Officer Compensation. In deciding on changes in the base salary of the Chief Executive Officer, which will occur annually, the Compensation Committee considers several performance factors. Among these are operating and administrative efficiency and the maintenance of an appropriately experienced management team. The Compensation Committee also evaluates the Chief Executive Officer’s performance in the area of finding and evaluating new business opportunities to establish the most productive strategic direction for our company.

Severance and Change of Control Provisions. Certain of our named executive officers have been given severance and change in control provisions as part of their understandings of employment. We granted certain executive officers these rights in order to attract and retain an appropriate caliber of talent for the applicable position. Our severance and change in control provisions for the named executive officers are summarized in “Understandings of Employment, Termination of Employment and Change-in-Control Provisions.” Our analysis indicates that our severance and change in control provisions are consistent with the provisions and benefit levels of other companies disclosing such provisions as reported in publicly available SEC filings. We believe our arrangements are reasonable in light of the fact that cash severance is limited to the greater of the term of the agreement or two years for the Principal Executive Officer (at a rate equal to his then current base salary) and six months for the principal financial officer (at a rate equal to his then current base salary), there is no severance increase with a change in control and there are no “single trigger” benefits upon a change in control.

Compensation Committee Report

The following shall not be deemed to be “soliciting material” or to be “filed” with the Commission nor shall such information be incorporated by reference into any future filing of Intelli-Check under the Securities Act of 1933 or the Securities and Exchange Act of 1934.

Intelli-Check’s Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee:	Arthur L. Money (Chair)
Jeffrey Levy
John E. Maxwell

Compensation Committee Interlocks and Insider Participation

The members of our compensation committee are named above. No member of the Compensation Committee has a relationship that would constitute an interlocking relationship with Executive Officers or Directors of the Company or another entity.

SUMMARY COMPENSATION TABLE

The following table sets forth compensation paid to executive officers whose compensation was in excess of $100,000 for any of the three fiscal years ended December 31, 2006. No other executive officers received total salary and bonus compensation in excess of $100,000 during any of such fiscal years.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($) (1)	All Other Compensation ($) (2) (3)	Total ($)

Frank Mandelbaum	2006	254,763	-	104,571	18,000	377,334
Chairman & Chief Executive Officer	2005	250,000	-	64,902	18,000	332,902
	2004	250,000	-	236,600	18,000	507,600

Edwin Winiarz	2006	172,087	-	104,571	15,000	291,658
Senior Executive Vice President	2005	161,343	-	116,740	15,000	293,083
& Chief Financial Officer	2004	151,318	-	157,733	15,000	324,051

Russell T. Embry	2006	166,480	-	-	2,040	168,520
Senior Vice President	2005	162,766	-	10,089	2,040	174,895
& Chief Technology Officer	2004	152,063	-	23,904	2,040	178,087

Todd Liebman	2006	171,536	-	307,391	9,000	487,927
Senior Vice President Marketing	2005	135,128	-	-	9,000	144,128
& Chief Operating Officer	2004	4,231	-	437,463	1,500	443,194

(1)
The amounts reported in the “Option Awards” column reflect the dollar amount of expense recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with SFAS 123R. Assumptions used in the calculation of these amounts are included in Note 8 to the Company’s audited financial statements for the fiscal year ended December 31, 2006, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 26, 2007.

(2)	Amount represents car allowances.
(3)	No other compensation, including perquisites, in excess of $10,000 was paid to any of our named executive officers.

Understandings of Employment, Termination of Employment and Change-in-Control Provisions

Effective January 1, 2006, we entered into a letter of understanding with our Chairman and Chief Executive Officer that provides for an annual base salary of $255,604. In addition, on November 8, 2005, we granted to Mr. Mandelbaum an option to purchase 25,000 shares of common stock at an exercise price of $3.22 per share. We also agreed to provide a severance arrangement that in such case that we were to terminate Mr. Mandelbaum for any reason other than cause we would pay Mr. Mandelbaum 2 years of his annual cash base salary in 12 equal monthly installments.

On November 10, 2006, the Board of Directors increased Mr. Mandelbaum’s annual base salary to $264,000 effective January 1, 2007. On November 16, 2006, the Company also granted to Mr. Mandelbaum an option to purchase 25,000 shares of common stock at an exercise price of $6.00 per share.

If there shall occur a change of control, as defined in the understanding of employment, Mr. Mandelbaum may terminate his employment at any time and be entitled to receive a payment equal to 2.99 times his average annual compensation, including bonuses, during the three years preceding the date of termination, payable in cash to the extent of three months salary and the balance in shares of our common stock based on a valuation of $2.00 per share.

On November 10, 2006, the Company entered into a letter of understanding with its Chief Financial Officer, Mr. Winiarz, which provided for an annual base salary of $175,000. This agreement became effective on January 1, 2007. Mr. Winiarz’ previous employment contract terminated on December 31, 2006. On November 16, 2006, the Company also granted to Mr. Winiarz an option to purchase 25,000 shares of common stock at an exercise price of $6.00 per share. Mr. Winiarz would have been eligible to receive a bonus upon Intelli-Check achieving certain financial targets. The Company agreed in the letter of understanding, that if it were to terminate Mr. Winiarz for any reason other than cause, it would pay Mr. Winiarz two (2) years of base salary in twelve (12) equal monthly installments. Mr. Winiarz resigned his position with the Company on January 21, 2007 and his letter of understanding terminated.

Each of the agreements requires the executive to devote substantially all his time and efforts to our business and contains non-competition and nondisclosure covenants of the officer for the term of his employment and for a period of two years thereafter. Each agreement provides that we may terminate the agreement for cause.

Stock Option and Equity Incentive Plans

The principal purpose of the Stock Option and Equity Incentive Plans is to attract, motivate, reward and retain selected employees, consultants and directors through the granting of stock-based compensation awards. The Plans provide for a variety of awards, including non-qualified stock options, incentive stock options (within the meaning of Section 422 of the Code), stock appreciation rights, restricted stock awards, performance-based awards and other stock-based awards. Effective November 7, 2006, the Board enacted a new policy regarding all future stock option grants. Such policy requires that all future stock option issuances are set to be granted on the third Thursday of each month and that each such issuance will have a strike price per share equal to the closing price of the Corporation’s common stock on such day.

The Company adopted a Stock Option Plan (the “1998 Stock Option Plan”) covering up to 400,000 of the Company’s common shares, pursuant to which officers, directors, key employees and consultants to the Company are eligible to receive incentive stock options and nonqualified stock options. The Compensation Committee of the Board of Directors currently administers the 1998 Stock Option Plan and determines the terms and conditions of options granted, including the exercise price. The 1998 Stock Option Plan provides that all stock options will expire within ten years of the date of grant. Incentive stock options granted under the 1998 Stock Option Plan must be granted at an exercise price that is not less than the fair market value per share at the date of grant and the exercise price must not be less than 110% of the fair market value per share at the date of grant for grants to persons owning more than 10% of the voting stock of the Company. The 1998 Stock Option Plan also entitles non-employee directors to receive grants of non-qualified stock options as approved by the Board of Directors.

In August 1999, the Company adopted the 1999 Stock Option Plan covering up to 1,000,000 of the Company’s common shares, pursuant to which officers, directors, key employees and consultants to the Company are eligible to receive incentive stock options and nonqualified stock options. The Compensation Committee of the Board of Directors currently administers the 1999 Stock Option Plan and determines the terms and conditions of options granted, including the exercise price. The 1999 Stock Option Plan provides that all stock options will expire within ten years of the date of grant. Incentive stock options granted under the 1999 Stock Option Plan must be granted at an exercise price that is not less than the fair market value per share at the date of grant and the exercise price must not be less than 110% of the fair market value per share at the date of grant for grants to persons owning more than 10% of the voting stock of the Company. The 1999 Stock Option Plan also entitles non-employee directors to receive grants of non-qualified stock options as approved by the Board of Directors.

At the Company’s Annual Meeting held on July 11, 2001, the stockholders approved the 2001 Stock Option Plan covering up to 500,000 of the Company’s common shares, pursuant to which the officers, directors, key employees and consultants to the Company are eligible to receive incentive stock options and nonqualified stock options. The Compensation Committee of the Board of Directors currently administers the 2001 Stock Option Plan and determines the terms and conditions of options granted, including the exercise price. The 2001 Stock Option Plan provides that all stock options will expire within ten years of the date of grant. Incentive stock options granted under the 2001 Stock Option Plan must be granted at an exercise price that is not less than the fair market value per share at the date of the grant and the exercise price must not be less than 110% of the fair market value per share at the date of the grant for grants to persons owning more than 15% of the voting stock of the Company. The 2001 Stock Option Plan also entitles non-employee directors to receive grants on non-qualified stock options as approved by the Board of Directors.

At the Company’s Annual Meeting held on July 10, 2003, the stockholders approved the 2003 Stock Option Plan covering up to 500,000 of the Company’s common shares, pursuant to which the officers, directors, key employees and consultants to the Company are eligible to receive incentive stock options and nonqualified stock options. The Compensation Committee of the Board of Directors currently administers the 2003 Stock Option Plan and determines the terms and conditions of options granted, including the exercise price. The 2003 Stock Option Plan provides that all stock options will expire within ten years of the date of grant. Incentive stock options granted under the 2003 Stock Option Plan must be granted at an exercise price that is not less than the fair market value per share at the date of the grant and the exercise price must not be less than 110% of the fair market value per share at the date of the grant for grants to persons owning more than 15% of the voting stock of the Company. The 2003 Stock Option Plan also entitles non-employee directors to receive grants on non-qualified stock options as approved by the Board of Directors.

At the Company’s Annual Meeting held on June 16, 2006, the stockholders approved the 2006 Equity Incentive Plan, which amends and restates the Company’s 2004 Stock Option Plan (the “2006 Plan”) covering up to 850,000 of the Company’s common shares, pursuant to which the officers, directors, key employees and consultants to the Company are eligible to receive incentive stock options, nonqualified stock options and restricted stock awards. The Compensation Committee of the Board of Directors currently administers the 2006 Plan and determines the terms and conditions of options or restricted stock awards granted, including the option exercise price. The 2006 Plan provides that all stock options will expire within ten years of the date of grant. Incentive stock options granted under the 2006 Plan must be granted at an exercise price that is not less than the fair market value per share at the date of the grant and the exercise price must not be less than 110% of the fair market value per share at the date of the grant for grants to persons owning more than 15% of the voting stock of the Company. The 2006 Plan also entitles non-employee directors to receive grants on non-qualified stock options as approved by the Board of Directors.

Administration. The Stock Option and Equity Incentive Plans are currently administered by our Compensation Committee as designated by the Board of Directors. The Compensation Committee has the power to interpret the Stock Option and Equity Incentive Plans and to adopt rules for the administration, interpretation and application according to terms of the plans.

Grant of Awards; Shares Available for Awards. Certain employees, consultants and directors are eligible to be granted awards under the plans. The Compensation Committee will determine who will receive awards under the plans, as well as the form of the awards, the number of shares underlying the awards, and the terms and conditions of the awards consistent with the terms of the plans.

A total of 797,811 shares of our common stock are available for issuance or delivery under our existing Stock Option and Equity Incentive Plans. The number of shares of our common stock issued or reserved pursuant to the plans will be adjusted at the discretion of our Board of Directors or the Compensation Committee as a result of stock splits, stock dividends and similar changes in our common stock.

Stock Options. The Stock Option and Equity Incentive Plans permit the Compensation Committee to grant participants incentive stock options, which qualify for special tax treatment in the United States, as well as non-qualified stock options. The Compensation Committee will establish the duration of each option at the time it is granted, with maximum ten-year duration for incentive stock options, and may also establish vesting and performance requirements that must be met prior to the exercise of options. Stock option grants (other than incentive stock option grants) also may have exercise prices that are less than, equal to or greater than the fair market value of our common stock on the date of grant. Incentive stock options must have an exercise price that is at least equal to the fair market value of our common stock on the date of grant. Stock option grants may include provisions that permit the option holder to exercise all or part of the holder’s vested options, or to satisfy withholding tax liabilities, by tendering shares of our common stock already owned by the option holder with a fair market value equal to the exercise price.

Other Equity-Based Awards. In addition to stock options, the Compensation Committee may also grant certain employees, consultants and directors shares of restricted stock, with terms and conditions as the Compensation Committee may, pursuant to the terms of the 2006 Plan, establish. The 2006 Plan does not allow awards to be made under terms and conditions which would cause such awards to be treated as deferred compensation subject to the rules of Section 409A of the Code.

Change-in-Control Provisions. In connection with the grant of an award, the Compensation Committee may provide that, in the event of a change in control, any outstanding awards that are unexercisable or otherwise unvested will become fully vested and immediately exercisable.

Amendment and Termination. The Compensation Committee may adopt, amend and rescind rules relating to the administration of the Stock Option Plans, and amend, suspend or terminate the Stock Option and Equity Incentive Plans, but no amendment will be made that adversely affects in a material manner any rights of the holder of any award without the holder’s consent, other than amendments that are necessary to permit the granting of awards in compliance with applicable laws. We have attempted to structure the Stock Option and Equity Incentive Plans so that remuneration attributable to stock options and other awards will not be subject to a deduction limitation contained in Section 162(m) of the Code.

GRANTS OF PLAN-BASED AWARDS TABLE

The following table summarizes options granted during the year ended December 31, 2006 to the named executive officers:

Name	Grant Date	Approval Date	Number of Securities Underlying Options Granted	Exercise or Base Price of Option Awards ($/Sh)	Fair Value at Grant Date ($) (1)		Expiration Date

Frank Mandelbaum	11/16/2006	11/8/2006	25,000	$6.00	104,571	(2)	11/16/2016
Edwin Winiarz	11/16/2006	11/8/2006	25,000	$6.00	104,571	(2)	11/16/2016
Todd Liebman	03/24/2006	03/24/2006	75,000	$6.19	307,391	(3)	5 yrs from date of vesting

(1)
The amounts reported in the “Option Awards” column reflect the dollar amount of expense recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with SFAS 123R. Assumptions used in the calculation of these amounts are included in Note 8 to the Company’s audited financial statements for the fiscal year ended December 31, 2006, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 26, 2007.

(2)	Vested immediately
(3)	Vest at a rate of 5,000 options for each $450,000 in booked sales.

The following table summarizes unexercised options as of year-end December 31, 2006 for the named executive officers:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END TABLE

	No. of Securities Underlying Unexercised Options / Warrants

Name	Exercisable	Unexercisable	Option Exercise Price	Option Expiration Date
Frank Mandelbaum	25,000	-	$3.00	1/01/07
	125,000	-	$12.10	2/01/07
	75,000	-	$12.10	12/31/07
	100,000	-	$8.22	7/10/08
	375,000	-	$3.00	7/15/08
	75,000	-	$12.10	12/31/08
	75,000	-	$12.10	12/31/09
	25,000	-	$4.37	1/01/15
	50,000	-	$4.37	10/31/15
	25,000	-	$3.22	12/30/15
	25,000	-	$6.00	11/16/16

Edwin Winiarz	75,000	-	$8.04	5/08/08
	30,000	-	$8.22	7/10/08
	15,000	-	$5.25	7/08/14
	25,000	-	$4.37	1/01/15
	25,000	-	$5.64	9/06/15
	5,000	-	$3.22	12/30/15
	25,000	-	$4.37	1/01/16
	25,000	-	$6.00	11/16/16

Russell T. Embry	6,250	-	$3.82	10/31/07
	6,250	-	$3.82	4/30/08
	6,250	-	$7.44	11/05/08
	6,250	-	$7.44	5/05/09
	5,000	-	$4.37	12/03/09
	5,000	-	$4.37	6/03/10
	5,000	-	$3.18	11/17/10

Todd Liebman	25,000	-	$4.57	12/10/09
	25,000	-	$4.57	9/06/10
	25,000	-	$4.57	12/10/10
	70,000	-	$4.57	12/31/10
	30,000	-	$4.57	6/30/11
	5,000	-	$6.19	7/31/11
	5,000	-	$6.19	9/29/11
	5,000	-	$6.19	11/30/11
	5,000	-	$6.19	12/29/11
	-	55,000 (1)	$6.19	Five years after date of vesting

(1) These shares vest ratably upon the achievement of certain sales targets.

The following table summarizes options exercised and stock awards vested during the year-ended December 31, 2006 for the named executive officers:

OPTION EXERCISES AND STOCK VESTED TABLE

	Stock Options		Stock Awards
Name	No. of Shares Acquired Upon Exercise (#)	Value Received Upon Exercise ($)	No. of Shares Acquired Upon Vesting (#)	Value Received Upon Vesting ($)
Frank Mandelbaum	6,204	$24,754 (1)	-	-
Edwin Winiarz	-	-	-	-
Russell T. Embry	-	-	-	-
Todd Liebman	-	-	-	-

(1)
Mr. Mandelbaum performed a cashless exercise of 25,000 shares at an exercise price of $3.00 per share on January 3, 2006, when the closing price of our common stock was $3.99. He received 6,204 common shares equal in value to the difference between the market price and exercise price of the options exercised.

Pension Benefits

We do not sponsor any qualified or non-qualified defined benefit plans.

Nonqualified Deferred Compensation

We do not maintain any non-qualified defined contribution or deferred compensation plans. The Compensation Committee, which is comprised solely of “outside directors” as defined for purposes of Section 162(m) of the Code, may elect to provide our officers and other employees with non-qualified defined contribution or deferred compensation benefits if the Compensation Committee determines that doing so is in our best interests. We sponsor a tax qualified defined contribution 401(k) plan in which Mr. Winiarz, Mr. Embry and Mr. Liebman participate. We do not make any matching contributions to the plan.

Compensation of Directors

The table below sets forth certain information concerning compensation of our non-employee directors who served in 2006.

Name and Principal Position	Fees Paid in Cash ($)	Option Awards ($)		Stock Awards ($)		All Other Compensation ($) (6)	Total ($)

Ashok Rao, Vice Chairman	11,000	-		9,002	(4)	-	19,902
Jeffrey Levy	11,750	32,622	(1)	-		-	44,372
John E. (Jay) Maxwell	11,750	10,430	(2)	-		-	22,180
Arthur L. Money	11,750	-		7,004	(5)	-	18,754
Guy L. Smith	11,000	10,430	(3)	-		-	21,430

(1)
Fair value of 7,350 options granted 6/16/06 at exercise price of $5.55 per share. As of December 31, 2006, including the awards listed above, Mr. Levy had aggregate outstanding options to purchase 98,350 shares of common stock.

(2)
Fair value of 2,350 options granted 6/16/06 at exercise price of $5.55 per share. As of December 31, 2006, including the awards listed above, Mr. Maxwell had aggregate outstanding options to purchase 49,350 shares of common stock.

(3)
Fair value of 2,350 options granted 6/16/06 at exercise price of $5.55 per share. As of December 31, 2006, including the awards listed above, Mr. Smith had aggregate outstanding options to purchase 81,850 shares of common stock.

(4)
Fair value of 1,622 restricted shares granted 6/16/06 at market price of $5.55 per share. As of December 31, 2006, including the awards listed above, Mr. Rao had aggregate outstanding options to purchase 148,500 shares of common stock and 9,002 shares of restricted common stock.

(5)
Fair value of 1,262 restricted shares granted 6/16/06 at market price of $5.55 per share. As of December 31, 2006, including the awards listed above, Mr. Money had aggregate outstanding options to purchase 148,300 shares of common stock and 7,004 shares of restricted common stock.

(6)	No other compensation, including perquisites in excess of $10,000, was paid to any of our directors.

During 2006, non-employee directors received fees of $3,000 for in-person attendance at board meetings and $500 for attendance at such meetings telephonically. Each non-employee director also received a fee of $250 for participation, either in-person or telephonically, at each separately convened committee meeting not held in conjunction with a board meeting. Through 2005, non-employee directors received 25,000 options for each full year of service on the Company’s board of directors. However, the board recommended that beginning in 2006 non-employee directors should be granted the choice of restricted shares of our common stock in lieu of stock options or a number of stock options equal to that of the value of the stock grant at the director’s option. In addition, the board further recommended that non-employee directors, who are members of a committee, should be granted the choice of restricted shares of our common stock in lieu of stock options or a number of stock options equal to that of the value of the stock grant at the director’s option. The number of restricted shares as proposed would be determined by the board at each annual board meeting. This plan was included in our proxy statement for a vote by our shareholders at the 2006 Annual Meeting of Shareholders.

Certain Relationships, Related Transactions and Director Independence

In 2006 the Company did not have any Transactions with Related Persons under Item 404(a) of Regulation S-K. The Governance Committee reviews transactions with firms associated with directors and nominees for director. The Company’s management also monitors such transactions on an ongoing basis. Executive officers and directors are governed by the Company’s Code of Business Conduct and Ethics which provides that waivers may only be granted by the Board of Directors and must be promptly disclosed to shareholders. No such waivers were granted nor applied for in 2006. The Company’s Corporate Governance Guidelines require that all directors recuse themselves from any discussion or decision affecting their personal, business or professional interests.

SHAREHOLDER RETURN PERFORMANCE GRAPH

Set forth below is a line graph comparing the cumulative total return on our common stock assuming a $100 investment as of December 31, 2001, and based on the market prices at the end of each fiscal year, with the cumulative total return of the AMEX Composite Index and the AMEX Technology Index.

	Cumulative Total Return
	12/01	12/02	12/03	12/04	12/05	12/06

Intelli-Check, Inc.	100.00	37.93	43.49	24.74	21.39	37.00
AMEX Composite	100.00	100.08	144.57	178.46	220.35	262.17
AMEX Technology	100.00	58.27	92.62	109.44	101.88	127.50

Proposal No. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our board of directors appointed Amper, Politziner & Mattia, P.C. as our Independent Registered Public Accounting Firm to examine Intelli-Check's financial statements for the fiscal year ending December 31, 2007. The board of directors recommends that you vote to ratify such appointment.

Representatives of Amper, Politziner & Mattia, P.C. are expected to be present at the annual meeting of shareholders with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

Our principal independent registered public accounting firm was Amper, Politziner & Mattia, P.C. For 2005 and 2006 their fees for services provided were as follows:

AUDIT FEES

The aggregate fees billed by Amper, Politziner and Mattia, P.C. for professional services rendered for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2005 and 2006 and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for such fiscal years amounted to $86,625 and $94,500, respectively.

AUDIT RELATED FEES

Other than the fees described under the caption “Audit Fees” above, Amper, Politziner and Mattia, P.C. did not bill any fees for services rendered to us during fiscal year 2005 or 2006 for assurance and related services in connection with the audit or review of our financial statements.

TAX FEES

Amper, Politziner and Mattia, P.C. billed us for tax related services for fiscal 2005 totaling $4,000, and will perform tax related services for us for fiscal 2006, which we estimate to be approximately $5,000.

ALL OTHER FEES

The aggregate fees billed by Amper, Politziner and Mattia, P.C. for professional services rendered in connection with our private placement completed August 9, 2005 and the filing of our Registration Statement on Form S-3 amounted to $24,000.

No other fees were billed by our auditors for 2006.

PRE-APPROVAL OF SERVICES

The Audit Committee pre-approves all services, including both audit and non-audit services, provided by our independent registered public accounting firm. For audit services, each year the independent auditor provides the Audit Committee with an engagement letter outlining the scope of proposed audit services to be performed during the year, which must be formally accepted by the Committee before the audit commences. The independent auditor also submits an audit services fee proposal, which also must be approved by the Committee before the audit commences.

OTHER MATTERS

The Board of Directors does not know of any matters other than those mentioned above to be presented to the meeting. However, if other matters properly come before the meeting, the individual named in the accompanying proxy shall vote on such matters in accordance with his best judgment.

ANNUAL REPORT

Our annual report to stockholders concerning our operations during the fiscal year ended December 31, 2006, including audited financial statements, has been distributed to all record holders as of the record date. The annual report is not incorporated in the proxy statement and is not to be considered a part of the soliciting material.

UPON WRITTEN REQUEST, WE WILL PROVIDE, WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2006, TO EACH SHAREHOLDER OF RECORD OR TO EACH SHAREHOLDER WHO OWNED OUR COMMON STOCK LISTED IN THE NAME OF A BANK OR BROKER, AS NOMINEE, AT THE CLOSE OF BUSINESS ON MAY 2, 2007. ANY REQUEST BY A SHAREHOLDER FOR OUR ANNUAL REPORT ON FORM 10-K SHOULD BE SENT TO INVESTOR RELATIONS AT INTELLI-CHECK, INC., 246 CROSSWAYS PARK WEST, WOODBURY, NEW YORK 11797.

SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

Stockholders’ proposals intended to be presented at next year’s Annual Meeting of Shareholders must be submitted in writing to INVESTOR RELATIONS at INTELLI-CHECK, INC., 246 CROSSWAYS PARK WEST, WOODBURY, NEW YORK 11797, no later than January 25, 2008 for inclusion in the Company’s proxy statement and form of proxy for that meeting. Although proposals that are not timely submitted will not be included in the proxy statement for next year’s Annual Meeting of Shareholders, the SEC rules allow proxies to grant discretionary authority to vote on matters that were not timely submitted to the Company for inclusion in the proxy statement, provided that the Company had notice of such matters no later than March 30, 2008.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Shareholders may read and copy any reports, statements or other information that we file at the SEC’s public reference room in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. Our public filings are also available from commercial document retrieval services and at the Internet Web site maintained by the SEC at http://www.sec.gov.

SHAREHOLDERS SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE THEIR SHARES AT THE ANNUAL MEETING. NO ONE HAS BEEN AUTHORIZED TO PROVIDE ANY INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED MAY 10, 2007. STOCKHOLDERS SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE.

By Order of the Board of Directors,

/s/ Peter J. Mundy
Peter J. Mundy
Vice President of Finance,
Chief Financial Officer, Treasurer and Secretary

Exhibit A

COMPENSATION COMMITTEE CHARTER

OF

INTELLI-CHECK, INC.

The Compensation Committee of the Board of Directors of Intelli-Check, Inc. (the “Board”) shall consist of a minimum of three directors, each of whom shall meet the independence requirements and standards established from time to time by the Securities and Exchange Commission (the “SEC”) and any such securities exchange on which the Company’s securities are listed or quoted for trading, or which directors shall constitute the majority of the directors of the Board meeting the independence requirements and standards established from time to time by the SEC and any such securities exchange on which the Company’s securities are listed or quoted for trading. The Board shall designate one member of the Compensation Committee to be the Chairperson. The Compensation Committee shall meet at least four times a year.

  The purpose of the Compensation Committee shall be to assist the Board in determining the compensation of the Chief Executive Officer (“CEO”), other corporate officers of the Company (collectively, the “Officers”) and non-employee directors.

In furtherance of this purpose, the Compensation Committee shall have the following authority and responsibilities:

1. To annually review the Company’s corporate goals and objectives relevant to the Officers’ compensation; evaluate the Officers’ performance in light of such goals and objectives; and, either as a Compensation Committee or together with the other independent directors (as directed by the Board), determine and approve the Officers’ compensation level based on this evaluation. In determining the long-term incentive component of the Officers’ compensation, the Compensation Committee will consider the Company’s performance, the value of similar incentive awards to Officers at comparable companies, and the awards given to the Company’s Officers in past years.

2. To annually review and make recommendations to the Board with respect to non-CEO compensation including that for the Company’s non-employee directors. The Compensation Committee shall attempt to ensure that the Company’s compensation program is effective in attracting and retaining key employees, reinforces business strategies and objectives for enhancing stockholder value, and that it is administered in a fair and equitable manner consistent with established policies and guidelines.

3. To administer the Company’s Stock Option and Equity Incentive Plans, as designated by the Board of Directors

4. To make recommendations to the Board regarding approval, disapproval, modification, or termination of existing or proposed employee benefit plans.

5. To approve any stock option award or any other type of award as may be required for complying with any tax, securities, or other regulatory requirement, or otherwise determined to be appropriate or desirable by the Compensation Committee or Board.

6. To review and assess the adequacy of this charter annually.

7. To prepare a report on executive compensation as required to be included in the Company’s proxy statement or annual report on Form 10-K, Form 10-KSB or equivalent, filed with the SEC.

The Compensation Committee shall have the authority to delegate any of its responsibilities to subcommittees as it may deem appropriate in its sole discretion. The Chief Executive Officer of the Company may not be present during voting or deliberations of the Compensation Committee.

Notwithstanding anything to the contrary in this charter, if permitted by applicable SEC and stock exchange laws and regulations in effect from time to time, one director who (i) is not independent as defined under applicable stock exchange rules, and (ii) is not a current employee or an immediate family member (as defined under applicable stock exchange rules) of such employee, may be appointed to the Compensation Committee if the Board, under exceptional and limited circumstances, determines that membership on the Compensation Committee by the individual is required in the best interests of the Company and its stockholders. In such event, the Board will disclose in the Company’s next annual proxy statement (or in its next annual report on SEC Form 10-K, 10-KSB or equivalent if the Company does not file an annual proxy statement), subsequent to such determination, the nature of that director’s relationship with the Company and the reasons for that determination. A member appointed under this exception may not serve longer than two years.

The Compensation Committee shall have the authority to retain outside counsel and any other advisors as it may deem appropriate in its sole discretion. The Compensation Committee shall have sole authority to approve related fees and retention terms.

The Compensation Committee shall report its actions and recommendations to the Board after each committee meeting.